Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-107306, 333-107307, 333-123701, 333-123704 and 333-150985) of BioScrip, Inc. of our report dated March 10, 2010, relating to the consolidated financial statements of Critical Homecare Solutions Holdings, Inc. and subsidiaries which appears in this Current Report on Form 8-K of BioScrip Inc., dated March 15, 2010.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 15, 2010